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                                  EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80646 of Zeigler Coal Holding Company and Subsidiaries on Form S-8 of our reports dated January 30, 1997 appearing in this Annual Report on Form 10-K of Zeigler Coal Holding Company and Subsidiaries for the year ended December 31, 1996.







DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 31, 1997